AMENDMENT NO. 2 TO CREDIT AGREEMENT

         AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Second Amendment'), dated as of May 31, 1996, among TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership, as the Borrower (the "Borrower"), TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation and the sole general partner of the Borrower (the "General Partner"), NATIONAL WESTMINSTER BANK Plc., a bank organized under the laws of England, acting through its New York branch, as the Agent and Issuing Bank, and NATIONAL WESTMINSTER BANK Plc., a bank organized under the laws of England, acting through its New York and Nassau branches, and the other Lenders listed on Exhibit A attached to the Original Agreement (defined below) as amended from time to time (collectively, the "Lenders"). Unless otherwise defined herein, capitalized terms used in this Second Amendment shall have the meanings assigned to those terms in the Agreement.

                               W I T N E S S E T H

         WHEREAS, the parties have entered into that certain Credit Agreement, dated as of January 15, 1996 (the "Original Agreement") as amended by that certain Amendment No. 1 to Credit Agreement, dated as of February 20, 1996 (the "First Amendment;" and together with the Original Agreement referred to herein as the "Agreement");

         WHEREAS, the parties hereto desire to amend the Agreement to revise the covenants contained therein, all on the terms set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                    Amendment

         Section 1.1 The following  definitions  are added to Section 1.1 of the
Agreement:

                           "Annual Service Charge" as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter period for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

                           "Consolidated Income Available for Debt Service" for any period means the Consolidated Net Income of the Borrower and its Subsidiaries (i) plus amounts which have been deducted for (a) interest on Indebtedness of the Borrower and its Subsidiaries, (b) provision for taxes of the Borrower and it Subsidiaries, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,
                           (f) amortization of deferred charges, and (g) provisions for or realized losses on Properties and
                           (ii) less amounts which have been included for gains on Properties.

                           "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                           "Net Cash Proceeds" means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed

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                           for, cash or cash equivalents (except
                           to the extent that such obligations are financed or sold with recourse to the Borrower or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                           "Permitted Indebtedness" means Indebtedness of the Borrower, the General Partner or any Subsidiary owing to any Subsidiary, the General Partner or the Borrower pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Agreement; PROVIDED FURTHER that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Borrower or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Borrower, the General Partner or a Subsidiary, as the case may be, and not be Permitted Indebtedness as defined herein.

                           "Secured Indebtedness" means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any Properties of the Borrower or any Subsidiary.

                           "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

                           "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Borrower and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

                           To the extent, if any, terms defined in the Agreement are inconsistent with the definitions set forth above, the definitions set forth above shall control.

         Section 1.2 Section 5.3 (b) of the Agreement is hereby deleted and replaced in its entirety by the following:

                           (b)  Limitations on Incurrence of Indebtedness.

                           (i) Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Borrower, the General Partner and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) Total Assets as of the end of the calendar quarter covered in the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the incurrence of such additional Indebtedness and (ii) any increase in Total Assets since the end of such quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the "Adjusted Total Assets').

                          (ii) Create, incur, assume or suffer to exist any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently

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                                ended  prior to the date on which such
                                additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 2.0 to 1, on a pro forma basis after giving effect to the incurrence of such
                                Indebtedness  and  to  the  application  of  the
                                proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Borrower, the General Partner or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Indebtedness by the Borrower, the General Partner or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period, and
                                (iv) in the case of an acquisition or disposition by the Borrower, the General Partner or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

                            (iii)In addition to the other limitation set forth
                                 in this Section 5.3 (b), create, incur, assume or suffer to exist any Secured Indebtedness, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Borrower, the General Partner and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

                           (iv) For the purposes of this Section 5.3(b), Indebtedness shall be deemed to be "incurred" by the Borrower, the General Partner or its Subsidiaries on a consolidated basis whenever the Borrower, the General Partner and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

         Section 1.3 Section 5.3 (c) of the Agreement is hereby deleted in its entirety.

         Section 1.4 Section 5.3 (e) of the Agreement is hereby deleted and replaced in its entirety by the following:


                           (e) Restriction on Dividends and Other Distributions.

                           Make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Borrower's capital for the purposes of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution, (a) no default hereunder or event of default hereunder or under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured
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                           or evidenced,  any Indebtedness of the Borrower,  the
                           General Partner or any Subsidiary shall have occurred and be continuing and (b) the aggregate sum of all distributions made after the date hereof shall not exceed the sum of (i) 95% of the aggregate cumulative Funds from Operations of the Borrower accrued on a cumulative basis from the date hereof until the end of the last fiscal quarter prior to the contemplated payment, and (ii) the aggregate Net Cash Proceeds received by the Borrower after the date hereof from the issuance and sale of Capital Stock of the Borrower, the General Partner or any Subsidiary to the extent such proceeds are contributed to the
                           Borrower;   provided,  however,  that  the  foregoing
                           limitation shall not apply to any distribution or other action which is necessary to maintain the General Partner's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the General Partner and the Borrower on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

                           Notwithstanding the foregoing, the Borrower will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.



         Section 1.5 Except as expressly set forth herein, all terms, conditions and provisions of the Agreement shall remain unchanged and in full force and effect and are ratified and reaffirmed in all respects.

                                   ARTICLE II

                                  Miscellaneous

         Section 2.1 This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 2.2 This Second Agreement and the Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and all prior discussions, negotiations, term sheets, commitment letters, agreements, correspondence and document drafts with respect to such matters are merged herein and therein. Neither the Lenders nor any employee of the Lenders has been authorized to make any representation or agreement upon which the Borrower or General Partner or their respective Affiliates may rely unless such matter is set forth in this Second Agreement or the other Loan Documents.

         Section 2.3 The Borrower hereby agrees to, promptly upon the request of the Lenders, execute and deliver to the Lenders such additional documents and to provide such additional information as the lenders may reasonably require to carry out or confirm the terms of this Second Amendment or the other Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first written above.

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                                       TANGER PROPERTIES LIMITED
                                       PARTNERSHIP
                                       By its General Partner, Tanger Factory
                                       Outlet Centers, Inc.


                                        By: /s/ Stanley K. Tanger
                                        Name: Stanley K. Tanger
                                        Title:  Chairman of the Board and
                                               Chief Executive Officer


                                        TANGER FACTORY OUTLET CENTERS, INC.


                                        By: /s/ Stanley K. Tanger
                                        Name: Stanley K. Tanger
                                        Title:  Chairman of the Board and
                                               Chief Executive Officer


                                         NATIONAL WESTMINSTER BANK Plc.,
                                         New York Branch,
                                         individually and as the
                                         Agent and Issuing Bank


                                         By: /s/ Craig A. Braun
                                         Name: Craig A. Braun
                                         Title:  Vice President

                                         NATIONAL WESTMINSTER BANK Plc.,
                                         Nassau Branch


                                         By: /s/ Craig A. Braun
                                         Name: Craig A. Braun
                                         Title:  Vice President

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